UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2024 (December 28, 2023)

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green, Suite 12081

Dover, DE 19901

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (833) 388-8734

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable Warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement

On December 28, 2023, Future Health ESG Corp., a Delaware corporation (the “Company”), entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”) with a certain public stockholder of the Company (the “Public Stockholder”) eligible to redeem its shares of the Company’s common stock (the “Common Stock”) at the Company’s special meeting of stockholders held on December 29, 2023 (the “Meeting”). Pursuant to the Non-Redemption Agreement, the Public Stockholder agreed to reverse its previously requested redemption of 800,000 shares of Common Stock (the “Non-Redeemed Shares”) and to not request redemption in connection with the Meeting. In consideration of the Public Stockholder entering into the Non-Redemption Agreement, the Company agreed to issue to the Public Stockholder, immediately following the closing of the Company's initial business combination, one share of Common Stock (or in lieu of Common Stock, one share of the combined company following the closing of the Company’s initial business combination) for each Non-Redeemed Share.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Non-Redemption Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2023, the Company held the Meeting. At the Meeting, the Company’s stockholders approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate its initial business combination (the “Initial Business Combination”) from December 31, 2023 to December 31, 2024. On December 29, 2023, the Company filed a copy of the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders approved the Charter Amendment extending the date by which the Company must consummate the Initial Business Combination from December 31, 2023 to December 31, 2024 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
4,983,880	3,459	0

In connection with the Meeting, stockholders holding 655,090 shares of the Company’s common stock (the “redeemed shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $7 million (approximately $10.7 per redeemed share) will be removed from the Trust Account to pay such holders and approximately $10 million will remain in the Trust Account. Following redemptions, the Company will have 936,447 public shares outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Third Amendment to the Amended and Restated Certificate of Incorporation, filed on December 9, 2022.
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2024

FUTURE HEALTH ESG CORP.

By:	/s/ Bradley A. Bostic
Name:	Bradley A. Bostic
Title:	Chief Executive Officer